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                                                                    Exhibit 23.1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 Nos. 33-90848 and 33-92200) pertaining to the 1995 Stock Option Plan, 1995 Employee Stock Purchase Plan, 1992 Stock Option Plan and the Amended and Restated 1984 Incentive Stock Option Plan of SDL, Inc. of our report dated January 29, 1997 (except for Note 12, as to which the date is February 7, 1997) with respect to the consolidated financial statements and schedule of SDL, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1996.


                                                            ERNST & YOUNG LLP


San Jose, California
February 19, 1997